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                                                                    Exhibit 99.3

                          GIBRALTAR STEEL CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                     (in thousands, except per share data)

                                                         Year Ended December 31
                                                   2001           2000           1999
                                                 --------       --------       --------
Net sales                                         $616,028       $677,540       $621,918

Cost of sales                                      499,945        541,743        493,945
                                                  --------       --------       --------

  Gross profit                                     116,083        135,797        127,973

Selling, general and administrative expense         78,574         75,905         72,504
                                                  --------       --------       --------

  Income before operations                          37,509         59,892         55,469

Interest expense                                    16,446         18,942         13,439
                                                  --------       --------       --------

  Income before taxes                               21,063         40,950         42,030

Provision for income taxes                           8,530         16,585         17,022
                                                  --------       --------       --------

  Net income                                      $ 12,533       $ 24,365       $ 25,008
                                                  ========       ========       ========

Net income per share - Basic                      $   1.00       $   1.94       $   1.99
                                                  ========       ========       ========

Weighted average shares outstanding - Basic         12,591         12,577         12,540
                                                  ========       ========       ========

Net income per share - Diluted                    $    .98       $   1.92       $   1.95
                                                  ========       ========       ========

Weighted average shares outstanding - Diluted       12,773         12,685         12,806
                                                  ========       ========       ========